UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2012

Remark Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

Six Concourse Parkway, Suite 1500, Atlanta, Georgia 30328
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(770) 821-6670

(Former Name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 23, 2012, the Company issued a $1.8 million Senior Secured Convertible Promissory Note (the “Note”) to a lender controlled by and in part owned by Mr. Kai-Shing Tao, the Company’s Chairman and Co-Chief Executive Officer.  Mr. Tao has been a director of the Company since 2007. The Note was approved by the Audit Committee of the Board, which believes the related party transaction was negotiated as an arms-length transaction.. The terms of the Note include:

●          Interest accrues at 6.67% on an annual basis, payable quarterly.

●          All principal and any accrued and unpaid interest is due and payable in full on the second anniversary of the Note.

●          The repayment of all principal and accrued and unpaid interest is secured by all assets of the Company other than the common shares of Sharecare, Inc. owned by the Company.

●          All principal and accrued interest is convertible at any time at the election of the Lender at the rate of $1.30 of principal and interest for each share of Company common stock.

The Note was funded on November 27, 2012.

Item 9.01.   Financial Statements and Exhibits.

 (d)Exhibits

Exhibit 10.1*  6.67% Senior Secured Convertible Promissory Note dated November 23, 2012.

Exhibit 10.2Security Agreement between Remark Media, Inc. and Digipac, LLC dated November 23, 2012

Exhibit 99.2Press Release dated November 28, 2012

*Confidential treatment had been requested as to a portion of this exhibit, which portion had been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date: November 28, 2012	By:	/s/ Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Chief Operating Officer & General Counsel